          As filed with the Securities and Exchange Commission on March 15, 2000
                                                          Registration No.  333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                             REDBACK NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                          3576                     77-0438443
(State or other jurisdiction of   (Primary Standard Industrial       (IRS Employer
 incorporation or organization)    Classification Code Number)    Identification No.)

                             1389 MOFFET PARK DRIVE
                           SUNNYVALE, CALIFORNIA 94089
               (Address of principal executive offices) (Zip Code)

                             REDBACK NETWORKS, INC.
                            1999 STOCK INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           1999 DIRECTORS' OPTION PLAN
                 SIARA SYSTEMS, INC. 1998 EQUITY INCENTIVE PLAN

                            (Full title of the Plans)

                                DENNIS L. BARSEMA
                            CHIEF EXECUTIVE OFFICER
                             REDBACK NETWORKS, INC.
                             1389 MOFFET PARK DRIVE
                           SUNNYVALE, CALIFORNIA 94089
                     (Name and address of agent for service)

                                 (408) 548-3500
          (Telephone number, including area code, of agent for service)

                                         CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                                          AMOUNT TO BE      OFFERING PRICE        AGGREGATE         REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED(1)       PER SHARE         OFFERING PRICE           FEE
------------------------------------      -------------    ----------------    ----------------     ------------
1999 STOCK INCENTIVE PLAN

Options to Purchase Common Stock          5,194,846            N/A              N/A                  N/A

Common Stock, $0.0001 par value           5,194,846 shares     $357.50(3)       $1,857,157,445(3)    $490,289.57

1999 EMPLOYEE STOCK PURCHASE PLAN

Rights to purchase Common Stock           1,000,000            N/A              N/A                  N/A

Common Stock, $0.0001 par value           1,000,000 share      $357.50(3)       $  357,500,000(3)    $ 94,380.00

1999 DIRECTORS' OPTION PLAN

Options to purchase Common Stock          550,000              N/A              N/A                  N/A

Common Stock, $0.0001 par value           550,000 shares       $357.50(3)       $196,625,000(3)      $ 51,909.00

SIARA SYSTEMS, INC. 1998 EQUITY
INCENTIVE PLAN

Options to Purchase Common Stock          2,425,000            N/A              N/A                  N/A

Common Stock, $0.0001 par value           2,425,000 share      $0.86(2)         $  2,085,500(2)      $   550.57
=================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Incentive Plan, the 1999 Employee Stock Purchase Plan, the 1999 Directors' Option Plan and the Siara Systems, Inc. 1998 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Redback Networks, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Redback Networks, Inc. as reported on the Nasdaq National Market on March 9, 2000.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Redback Networks, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     (b) The Registrant's Registration Statement No. 0-25853 on Form 8-A filed with the SEC on April 22, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

Exhibit Number      Exhibit
--------------      -------
     4              Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-25853 on Form 8-A,
                    which is incorporated herein by reference pursuant to Item 3(p)
                    of this Registration Statement.

     5              Opinion and consent of Gunderson Dettmer Stough Villeneuve
                    Franklin & Hachigian, LLP.

    23.1            Consent of Independent Accountants.

    23.2            Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                    Hachigian, LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9. Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Incentive Plan, the 1999 Employee Stock Purchase Plan, the 1999 Directors' Option Plan and the Siara Systems, Inc. 1998 Equity Incentive Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 15th day of March, 2000.


                                        REDBACK NETWORKS, INC.


                                        By: /s/ Dennis L. Barsema
                                           -------------------------------------
                                           Dennis L. Barsema
                                           Chief Executive Officer




                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Redback Networks, Inc., a Delaware corporation, do hereby constitute and appoint Dennis L. Barsema and Craig M. Gentner, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                            Title                           Date
            ---------                            -----                           ----
/s/ Dennis L. Barsema              Chief Executive Officer                   March 15, 2000
--------------------------------   and Director (Principal Executive
Dennis L. Barsema                  Officer)


/s/ Craig M. Gentner               Senior Vice President of Finance,         March 15, 2000
--------------------------------   Chief Financial Officer and
Craig M. Gentner                   Corporate Secretary


/s/ James R. Flach                 Director                                  March 14, 2000
--------------------------------
James R. Flach


                                   Director
--------------------------------
Promod Haque


                                   Director
--------------------------------
Vinod Khosla


/s/ William Kurtz                  Director                                  March 14, 2000
--------------------------------
William Kurtz


/s/ Pierre R. Lamond               Director                                  March 14, 2000
--------------------------------
Pierre R. Lamond


/s/ Vivek Ragavan                  President, Chief Operating                March 14, 2000
--------------------------------   Officer and Director
Vivek Ragavan


/s/ Daniel J. Warmenhoven          Director                                  March 14, 2000
--------------------------------
Daniel J. Warmenhoven



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                             REDBACK NETWORKS, INC.

                                  EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------
     4              Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-25853 on Form 8-A,
                    which is incorporated herein by reference pursuant to Item 3(p)
                    of this Registration Statement.

     5              Opinion and consent of Gunderson Dettmer Stough Villeneuve
                    Franklin & Hachigian, LLP.

    23.1            Consent of Independent Accountants.

    23.2            Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                    Hachigian, LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.